Exhibit 10.1

SECOND AMENDMENT

TO

MASTER CRUDE OIL PURCHASE AND SALE CONTRACT

Dated Effective as of March 12, 2008

among

UTEXAM LIMITED,
AS SELLER,

AND

FRONTIER OIL AND REFINING COMPANY,
AS PURCHASER,

FRONTIER OIL CORPORATION,
AS GUARANTOR

SECOND AMENDMENT TO MASTER CRUDE OIL PURCHASE AND SALE CONTRACT

THIS SECOND AMENDMENT TO MASTER CRUDE OIL PURCHASE AND SALE CONTRACT (this “Second Amendment”) dated effective as of March 12, 2008, is among Utexam Limited, a company incorporated under the laws of the Republic of Ireland (the “Seller”), Frontier Oil and Refining Company, a Delaware corporation (the “Purchaser”), and Frontier Oil Corporation, a Wyoming corporation (the “Guarantor”).

R E C I T A L S

A.           The Seller, the Purchaser and the Guarantor are parties to that certain Master Crude Oil Purchase and Sale Contract dated as of March 10, 2006, as amended by the First Amendment to Master Crude Oil Purchase and Sale Contract, dated April 1, 2006 (as amended, the “Agreement”) pursuant to which the Seller has agreed to sell and the Purchaser has agreed to buy, in each case, subject to the terms and conditions set forth therein, certain quantities of Crude Oil.

B.           The Seller, the Purchaser and the Guarantor have agreed to amend certain provisions of the Agreement.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Agreement.  Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Agreement.

Section 2.    Amendments to Agreement.

2.1    Section 1.01.  The following definitions are hereby amended in their entirety or added in the appropriate alphabetical order in Section 1.01:

“Factor” shall mean with respect to the calculation of the amount of each Acquisition Cost and each Swap Settlement, as the case may be, the product of (a) the sum of 1.50% plus LIBOR for the period corresponding to any Days Outstanding calculation, times (b) the number of Days Outstanding divided by 360.

“Payment Date” shall mean the 20th day of each month following a Delivery Month, or if such day is not a Business Day, the next succeeding Business Day, provided that payments with respect to Short Haul Barrels will be paid on the 20th day of the second month following a Delivery Month if the Injection Month and the Delivery Month are the same calendar months, otherwise shall mean the 20th day of each month following a Delivery Month, or if such day is not a Business Day, the next succeeding Business Day.

“Short Haul Barrels” means those Barrels of Crude Oil delivered via the Short Haul Pipeline.

“Short Haul Pipeline” means the Express System, including the Express pipeline and Platte pipeline, operated by Express Pipeline Ltd, Express Pipeline LLC, and Platte Pipeline.  The system originates in the in the vicinity of Hardisty, Alberta which Express Pipeline collectively calls its pipeline interconnections and operational tankage the Express Hardisty Terminal.

2.2    Recitals.  The first “WHEREAS” clause on page 1 of the Agreement is hereby amended and restated as follows:

“WHEREAS, Seller desires to sell, and Purchaser desires to purchase, upon the terms and conditions set forth in this Agreement, certain quantities of crude oil;

2.3    Section 2.01(b)(i).  Section 2.01(b)(i)(D) is hereby amended by deleting the following parenthetical:

“(which shall not exceed 35,000 Barrels per day)”

2.4    Section 2.01(b).  Section 2.01(b) is hereby amended by adding the following sentence at the end of such section:

“The requirements above in subsections (iv) and (v) relating to Swaps shall not apply to the Short Haul Barrels; provided that if (A) any Batch of Short Haul Barrels are delayed such that delivery of any such Batch occurs later than the originally scheduled Off-take Month and (B) no Swap has been entered into for the originally scheduled Off-take Month, then Seller may, after notification to Purchaser, on the 5th Business Day after the end of the originally scheduled Off-take Month, proceed to execute one or more Swaps in respect of such Batch in an amount equal to 100% of the quantity set forth in the applicable Deal Sheet.  The resulting gain or loss from these Swaps will be invoiced to the Purchaser consistent with other Swap activity in this agreement.”

2.5    Section 2.03.  Section 2.03(a) is hereby amended by adding the following sentence at the end of such subsection:

“Without limiting the foregoing, and to the extent the Delivery Location for a Transaction is on the Short Haul Pipeline, Purchaser shall assign to Seller, and Seller shall assume and accept, Purchaser’s rights in the Crude Oil transportation tariff applicable to the Short Haul Pipeline, such rights currently derived from Tariff No. 80 and FERC 118 on file with the National Energy Board and Federal Energy Regulatory Commission respectively and FERC 134 on file with the Federal Energy Regulatory Commission, each supplemented and/or amended from time to time.  Purchaser’s assignment and Seller’s assumption of the foregoing rights shall be limited to the Batches involved in a Transaction and shall be evidenced by certificates acceptable as to form and substance by each of Express Pipeline Ltd, Express Pipeline LLC, Platte Pipeline, Seller and Purchaser.”

2.6    Amendment to Exhibit C.  Exhibit C is hereby amended and restated as set forth on the Exhibit C attached to this Second Amendment.

2.7    Amendment to Exhibit D.  Exhibit D is hereby amended and restated as set forth on the Exhibit D attached to this Second Amendment.

Section 3.  Miscellaneous.

3.1    Confirmation.  The provisions of the Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.

3.2    Ratification and Affirmation; Representations and Warranties.  Each party hereby (a) acknowledges the terms of this Second Amendment; and (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Transaction Document to which it is a party and agrees that each Transaction Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein.

3.3    Transaction Document.  This Second Amendment is a “Transaction Document” as defined and described in the Agreement and all of the terms and provisions of the Agreement relating to Transaction Documents shall apply hereto.

3.4    Counterparts.  This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

3.5    No Oral Agreement.  This Second Amendment, the Agreement and the other Transaction Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

3.6    GOVERNING LAW.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

3.7    CREDIT FACILITY.  Pursuant to Section 4.02 of the Agreement, Purchaser hereby consents to the amendment of the Credit Facility in the form of amendment attached hereto as Exhibit F.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

UTEXAM LIMITED

By:      /s/ Thomas Woulfe
Name: Thomas Woulfe
Title:    Director

By:      /s/ Clive W. Christie
Name: Clive W. Christie
Title:   Director

FRONTIER OIL AND REFINING COMPANY,
as Purchaser

By:  /s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President – Chief Financial
Officer

FRONTIER OIL CORPORATION, as Guarantor

By:   /s/ Doug S. Aron
         Doug S. Aron
         Vice President – Corporate Finance

BNP PARIBAS

By:      /s/ Deirdre Geoghegan
Name: Deirdre Geoghegan
Title:   Authorised Signatory

By:      /s/ Davina Saint
Name: Davina Saint
Title:   Authorised Signatory

UNION BANK OF CALIFORNIA, N.A., as Syndication Agent and a Lender

By:      /s/ Randall L. Osterberg
Name: Randall L. Osterberg
Title:   Senior Vice President

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH, as a Lender

By:      /s/ Yoram Dankner
Name: Yoram Dankner
Title:   Managing Director

By:      /s/ Miriam Trautmann
Name: Miriam Trautmann
Title:   Director

ALLIED IRISH BANKS, p.l.c.

By:      /s/ Robert F. Moyle
Name: Robert F. Moyle
Title:   Senior Vice President

By:      /s/ Aidan Lanigan
Name: Aidan Lanigan
Title:   Vice President

EXHIBIT C

List of Approved Pipelines, Injection Points and Delivery Locations

1.	Approved Pipelines:

The Enbridge Pipelines

The Short Haul Pipeline

2.	Approved Injection Points:

a.	Any tank farm connected to any Enbridge Pipeline or Short Haul Pipeline

b.	Any feeder or gathering line connected to any Enbridge Pipeline or Short Haul Pipeline

3.	Approved Delivery Locations:

a.	Any point on any Enbridge Pipeline or Short Haul Pipeline (within the United States)

b.	Any tank farm connected to any Enbridge Pipeline or Short Haul Pipeline (within the United States)

EXHIBIT D

List of Approved Suppliers

BP Canada
Canadian Natural Resources
Canadian Oil Sands Limited
Conoco Phillips
Encana
Exxon Mobil
Flint Hill Resources Canada, LP
Frontier Oil and Refining Company
Mercuria Energy Canada Inc.
Morgan Stanley Capital Group, Inc.
Nexen Marketing
Petro-Canada
Plains Marketing Canada, L.P.
Seminole Canada Energy Company
Shell Canada
Suncor Energy
Trafigura Canada General Partnership
Tidal Energy Marketing
Marathon Oil Sands